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                                                                Exhibit 10-j


                                 AMENDMENT TO
            THE ADVANTA CORP. NON-EMPLOYEE DIRECTOR DEFERRAL PLAN



1. Section 1.10 of the Plan is hereby amended in its entirety to read:

"1.10. DIRECTOR shall mean an non-employee member of the Board of Directors of the Company and any non-employee member of the Board of Directors of Advanta Partners, L.P."

2. In all other respects, the Plan is hereby ratified and confirmed.